UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

☐ Definitive Additional Materials

ARTISTDIRECT, INC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)          Title of each class of securities to which transaction applies:

(2)          Aggregate number of securities to which transaction applies:

(3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)          Proposed maximum aggregate value of transaction:

(5)          Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)          Amount Previously Paid:

(2)          Form, Schedule or Registration Statement No.:

(3)          Filing Party:

(4)          Date Filed:

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

July 9, 2009

Dear Stockholders:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding a majority of our outstanding shares of common stock of ARTISTdirect, Inc. (the “Company”) have executed written consents in lieu of a meeting to approve the following (the “Proposals”):  (a) amendments to our certificate of incorporation to (i) increase the number of authorized shares of common stock we may issue from 60,000,000 shares to 500,000,000 shares, (ii) authorize up to a 1 to 10 reverse split of the Company’s issued and outstanding common shares and (iii) authorize 10,000,000 shares of Preferred Stock in one or more series; and (b) the adoption of the ARTISTdirect 2009 Equity Incentive Plan which authorizes up to 10,000,000 shares of the Company’s common stock.

Our board of directors and stockholders holding approximately 51.49% of our outstanding common stock executed written consents approving the Proposals.  The consents we have received constitute the only stockholder approval required under Delaware corporate law and our certificate of incorporation and bylaws, as presently in effect.  Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, stockholder approval of these Proposals will not become effective before August 3, 2009, which is approximately 21 calendar days after July 13, 2009, the date we first mailed the Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of holders of a majority of our outstanding common stock approving the Proposals satisfies all applicable stockholder-voting requirements, we are not asking you for a Proxy; please do not send us one.  We are furnishing this Information Statement to you solely to inform you of the approval of the Proposals by holders of a majority of outstanding shares of our common stock. Section 228 of the Delaware General Corporation Law requires that we notify you of these approvals because they were obtained by written consent of stockholders in lieu of a meeting.  This letter and the Information Statement are intended to provide such notice.  No action is required by you.

The Information Statement is for information purposes only — Please read it carefully.

July 9, 2009	By Order of the board of directors,

/s/ DIMITRI VILLARD
Dimitri Villard
Chief Executive Officer and Chairman of the Board

ARTISTDIRECT, INC.
1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California 90404-4082

INFORMATION STATEMENT
July 9, 2009

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being mailed on or about July 13, 2009, to the stockholders of record of ARTISTdirect, Inc. (the “Company”), at the close of business on May 27, 2009 (the “Record Date”).  This Information Statement is being sent to you for information purposes only.  No action is requested or required on your part.

This Information Statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our securities have adopted, by written consent, resolutions authorizing us to take the following action:

1.             Increase in Authorized Shares.  To approve and adopt an amendment to ARTISTdirect’s Certificate of Incorporation to increase the number of the authorized shares of the Company’s common stock from 60,000,000 to 500,000,000.

2.             Reverse Split.  To authorize up to a 1 to 10 reverse split of the Company’s issued and outstanding shares.

3.             Authorize the Issuance of Preferred Stock.  To approve and adopt an amendment to ARTISTdirect’s Certificate of Incorporation to authorize 10,000,000 shares of Preferred Stock in one or more series with each series containing such voting powers, preferences or other rights as the board of directors may from time to time determine.

4.             Approval and Adoption of the 2009 Equity Incentive Plan.  To approve and adopt the ARTISTdirect 2009 Equity Incentive Plan, which authorizes the issuance of up to 10,000,000 shares of the Company’s common stock under such plan.

This Information Statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware General Corporation Law (“DGCL”).

We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it.  We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.  You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of this Information Statement or by calling our principal executive offices at (310) 956-3300.

If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices.  Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our certificate of incorporation and bylaws, no stockholder has any right to dissent to the Proposals, and no stockholder is entitled to appraisal of or payment for their shares of our stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 60,000,000 shares of common stock (the “Common Stock”), of which 56,077,158 shares were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

CONSENTING STOCKHOLDERS

The approval of the Proposals requires the consent of the holders of a majority of the outstanding shares of Common Stock entitled to vote.  Approval of the Proposals was obtained as of May 6, 2009 by written consent of the holders of an aggregate of 28,861,849 the shares of our Common Stock.

No consideration was paid for the consent of any Consenting Stockholder.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

Dimitri Villard, who as a beneficial owner of 8,178,893 shares consented to the Proposals, was granted options to purchase 3,920,000 shares under the 2009 Equity Incentive Plan.  Except as otherwise described, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposals to which is not shared by all other holders of the Company’s Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of the indicated securities.  For the complete terms of our Common Stock please refer to our certificate of incorporation and bylaws that we have filed with the SEC.  The terms of these securities may also be affected by the DGCL.

We are authorized to issue 60,000,000 shares of Common Stock, $0.01 par value per share.

Common Stock

Voting. Each holder of Common Stock shall have one vote in respect of each share of stock held by it of record on the books of the corporation for the election of directors and on all matters submitted to a vote of our stockholders.

Dividends.  The holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.

Dissolution, Liquidation or Winding Up.  In the event of any dissolution, liquidation or winding up of our affairs, holders of Common Stock shall be entitled, unless otherwise provided by law or our certificate of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Other Rights and Restrictions.  Holders of our Common Stock do not have preemptive rights, and they have no right to convert their Common Stock into any other securities.  Our Common Stock is not subject to redemption by us.  The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock that are issued and outstanding or that we may issue in the future.

PROPOSAL NO. 1

APPROVAL OF INCREASE IN SHARES OF COMMON STOCK

Under our Certificate of Incorporation as currently in effect, there are 60,000,000 shares of common stock.  As of June 15, 2009, 56,077,158 shares of common stock were issued and outstanding.  As of that date, there were approximately 8,708,585 shares of our common stock reserved for issuance upon the exercise of outstanding warrants and options.

Our Board of Directors and a majority of our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation, to increase the shares of common stock that are authorized for issuance by 440,000,000 shares, bringing the total number of common shares authorized for issuance to 500,000,000.  We have also separately obtained approval for authorization to issue up to 10,000,000 shares of preferred stock and a reverse split of our outstanding common stock of up to10 to 1. In this connection, the amendments to our Certificate of Incorporation relating to the increase in authorized shares along with the authorization of Preferred Stock will be effected by amending Article IV in its entirety as follows:

“The total number of shares of stock which the Corporation shall have the authority to issue is 510,000,000.  The par value of each of such shares is $0.01.

500,000,000 of such shares shall be common stock.

10,000,000 of such shares shall be preferred stock.  The board of directors of the Corporation is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the voting and other powers, rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock.  The voting and other powers, rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock of each series of the preferred stock, if any, may differ from those of any and all other series at any time outstanding.  Any shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.”

The purpose of the proposed increase in the number of authorized shares of common stock is to make additional shares available for issuance by the Company as the Board of Directors deems appropriate or necessary.  As we have previously publicly disclosed, based upon our currently available funds, we will have to obtain additional financing in order to fund our ongoing business and operations and meet our working capital needs. We currently anticipate that we will seek to raise additional capital through the sale of additional shares of common stock or securities convertible into common stock.  Unless our Certificate of Incorporation is amended to increase the number of shares of common stock we are authorized to sell, we may not have sufficient authorized shares of common stock available for these purposes.  Furthermore, additional authorized shares may be needed in the future in connection with possible acquisitions of other companies, businesses or assets, or in connection with establishing strategic partnerships or other business relationships, or for other corporate purposes.  Finally, on March 3, 2009, we issued a convertible note to Frederick W. Field, one of our directors.  The Note is in the principal amount of $200,000 and is automatically convertible in shares of our Common Stock at a price of $0.03 per share at such time as the Company has sufficient authorized shares.  Upon effecting the increase in authorized shares, we will be able (and required) to issue 6,666,667 shares to Mr. Field on a pre-split basis.

The Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any authorized shares of common stock, except as may be required by applicable law.  Holders of our common stock as such have no statutory preemptive or subscription rights with respect to future issuances of common stock.

As set forth above, the holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  There are no redemption or sinking fund provisions applicable to our common stock.

The increase in the authorized number of shares of common stock will not have any immediate effect on the rights of existing stockholders.  Any subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the Company. Any issuance of additional shares of common stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.  We have no present agreement or commitment, however, to issue any additional shares of common stock other than as described above in connection with Mr. Field, in respect of the exercise or conversion of our outstanding options or warrants or in connection with our 2009 Equity Incentive Plan.

PROPOSAL NO. 2

APPROVAL TO EFFECT UP TO A ONE-FOR-TEN REVERSE STOCK SPLIT

Background

Our board of directors and a majority of our stockholders have approved an amendment to our Certificate of Incorporation to effect up to a one-for-10 reverse stock split of the issued and outstanding shares of our common stock.

The reverse stock split would not have any economic effect on our stockholders, debt holders, option holders or warrant holders, except to the extent the reverse stock split would result in fractional shares, as discussed further below.

At such time as our board of directors determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split will become effective upon filing the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware specifying the amount of the reverse split.  This will be affected by adding a paragraph to Article IV of our Amended and Restated Certificate of Incorporation as follows (with the amount in blank to be filled in at such time as the Board of Directors determines the exact amount of the split):

“Each one (1) share of Common Stock, either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into _____________________ (______) of a fully paid and nonassessable share of Common Stock without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any registered holder of fewer than ____________ shares of Common Stock immediately prior to the time this Amendment becomes effective, and that instead of issuing such fractional shares to such holders, such fractional shares shall be rounded up to the nearest whole share.”

Our board of directors will have the authority to determine the amount and the exact timing of the effective date of the reverse stock split, without further stockholder approval.  Such decision will be determined in the judgment of our board of directors.  Our board of directors also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the reverse stock split, if, at any time prior to effecting the reverse split, our board of directors, in its sole discretion, determines that the reverse stock split is no longer in the best interests of the Company and our stockholders.

Our common stock is traded on the OTC Bulletin Board.  The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than national securities exchanges, such as the NASDAQ Stock Market.  We would like to have the flexibility in the future to consider listing our common stock on NASDAQ or on another national stock exchange, but we do not currently meet the listing requirements for NASDAQ or any other national stock exchange.  In order to list our common stock on the NASDAQ Capital Market, we would be required to have a minimum bid price of $4.00 per share.  As of the record date, the closing price of our common stock, as listed on the OTC Bulletin Board, was $ 0.02 per share.  While the reverse stock split would likely not increase our stock price to $4.00 per share immediately, our board of directors believes that the reverse stock split may make it easier for the Company to achieve that level in the future.  Additionally, our board of directors believes that the current number of outstanding shares of our common stock is undesirable and that the current market value per share of our common stock has reduced the effective marketability of the shares of our common stock because institutional investors and investment funds are generally reluctant to invest in lower priced stocks and many brokerage firms are generally reluctant to recommend lower priced stocks to their clients.

The reverse stock split may not have any of the desired consequences described above.  Specifically, we cannot assure you that: (i) after the reverse stock split the market price of our common stock will increase proportionately to reflect the ratio for the reverse stock split; (ii) the market price of our common stock will not decrease to its pre-split level; (iii) our market capitalization will be equal to the market capitalization before the reverse stock split or (iv) we will be able at any time to achieve listing of our common stock on NASDAQ or another national stock exchange.  The market price of our common stock may be based on other factors that are unrelated to the number of shares outstanding, including our future performance.

The liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the reverse stock split.  Although our board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that is attractive to investors.  Further, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our common stock.

Under proposal No. 1, we are increasing the authorized number of shares of our common stock from 60,000,000 to 500,000,000 and under Proposal No. 3, we are authorizing the issuance of Preferred Stock.  Our board of directors believes that, if the reverse stock split is made effective, it would still be advisable to also increase the authorized number of shares of our common stock and authorize the issuance of Preferred Stock because it is possible that the Company will need to issue a large number of shares in the foreseeable future.

Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each common stockholder will own a reduced number of shares of our common stock.  Without taking into account fractional shares that will be rounded up to the nearest whole share as described below, based on the number of shares of common stock outstanding as of the record date, there will be approximately 5,607,716 shares of our common stock issued and outstanding as of the effective date assuming the Board authorizes the maximum amount of the reverse split.

The proposed reverse stock split will reduce the number of shares of our common stock issuable upon exercise outstanding stock awards under our outstanding compensation plans in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of outstanding stock options.  In connection with the proposed reverse stock split, the number of shares of our common stock issuable upon exercise of outstanding stock awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. The proposed reverse stock split would have a similar effect upon our outstanding warrants.

The proposed reverse stock split will affect all of our common stockholders uniformly and will not affect any common stockholder’s percentage ownership interest in us, except to the extent that the reverse stock split results in any of our common stockholders owning a fractional share as described below.  The voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split.  The number of stockholders of record will not be affected by the proposed reverse stock split.  The par value of our common stock would remain unchanged at $0.01 per share.

The Proposals to our amended Certificate of Incorporation to effect the reverse stock split will not proportionately change the number of authorized shares of our common stock.  While the increase in the authorized number of shares of our common stock from 60,000,000 to 500,000,000 would be effected before or concurrently with the reverse stock split, the number of authorized shares will not be reduced in the same ratio as is being effected with the reverse stock split.  As a result, one of the effects of the reverse stock split will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in us being able to issue more shares without further stockholder approval.

Although we believe that a reverse stock split may be in the best interests of the Company and our stockholders, once implemented, the reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares.  Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

Additionally, the current market value per share of our common stock may not appeal to brokerage firms that are generally reluctant to recommend lower priced securities to their clients.  Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks.  Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stocks.  Some of those policies and practices pertain to the payment of broker commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.  Therefore, the increased per-share market price of our common stock that is expected to result from the reverse stock split may increase the attractiveness of our common stock to such brokerage firms and investors.

Currently, we are authorized to issue up to 60,000,000 shares of our common stock.  As of June 15, 2009, there were issued and outstanding 56,077,158 shares of our common stock, and we may be obligated to issue up to an additional 8,708,585 shares of our common stock to the holders of outstanding warrants and stock options and 6,666,667 shares pursuant to the conversion of the promissory note referred to in Proposal No. 2.  Immediately after the reverse stock split, there will be approximately 5,607,715 shares of our common stock issued and outstanding and approximately 870,858 shares of our common stock reserved for issuance upon the exercise of outstanding warrants and stock options, assuming the Board of Directors authorizes the maximum amount of the reverse split.

The reverse stock split is not being implemented in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the market value per share of our common stock after the reverse stock split will increase and/or remain higher than the current market value per share of our common stock at any time or for any period of time after the reverse stock split or that our total market capitalization after the reverse stock split will be equal to or greater than our total market capitalization before the reverse stock split.

There can be no assurance that the market value per share of our common stock after the reverse stock split will be 10 times higher than the market value per share of our common stock immediately prior to the reverse stock split, increase at all, or remain constant in proportion to the reduction in the number of outstanding shares of our common stock immediately prior to the reverse stock split or any increase in the market per share of our common stock after the reverse stock split.  Accordingly, our total market capitalization after the reverse stock split could be lower than our total market capitalization before the reverse stock split and, in the future, the market value per share of our common stock after the reverse stock split may not exceed and/or remain higher than the current market value per share of our common stock immediately prior to the reverse stock split.  In many cases, the total market capitalization of a company immediately after a reverse stock split is lower than the total market capitalization immediately prior to the reverse stock split.

When the reverse stock split is implemented, the resulting per-share price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of these investors, and consequently, the trading liquidity of our common stock may not improve.

While we believe that a higher stock price may help generate investor interest in our common stock, the reverse stock split may not result in a stock price that will attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds.

A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of the split.  If the reverse stock split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the split.  The market price of our common stock is also based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Implementation of the Reverse Stock Split

At such time as our board of directors believes that the reverse stock split is in the best interests of the Company and our stockholders, we will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware at such time as our board of directors has determined the appropriate effective time for and the amount of such split. Except as explained below with respect to fractional shares, on the effective date if the Board so authorized the full amount of the reverse split, every 10 shares of our common stock issued and outstanding immediately prior to the effective date will be combined and converted, automatically and without any action on the part of the stockholders, into one share of common stock.  Beginning on the effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares, if approved.

As soon as practicable after the effective date, stockholders will be notified that the reverse stock split has been effected.  Our transfer agent will act as exchange agent for the reverse stock split for purposes of implementing the exchange of stock certificates.  Holders of old shares may (but will not be required to) surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our transfer agent.  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Payment for Fractional Shares

We will not issue any fractional shares in connection with the reverse stock split.  Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the reverse stock split and we will not independently provide our stockholders with any such right.

U.S. Federal Income Tax Consequences

The following is a summary of important U.S. federal tax considerations of the proposed reverse stock split.  It addresses only stockholders who hold the pre-reverse stock split shares and post-reverse stock split shares as capital assets.  It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, stockholders who hold the pre-reverse stock split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended, or the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation.

This summary is based upon current law, which may change, possibly even retroactively.  It does not address tax considerations under state, local, foreign and other laws.  We have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split.

ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code.  Assuming the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split.  The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the presplit shares exchanged therefor, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.  No gain or loss will be recognized by us as a result of the reverse stock split.

PROPOSAL NO. 3

APPROVAL TO AUTHORIZE A CLASS OF PREFERRED STOCK

Background

Our board of directors and a majority of our stockholders have approved an amendment to our Certificate of Incorporation to authorize a class of preferred stock, pursuant to which our board of directors would have the authority to issue up to 10,000,000 shares of such preferred stock in one or more series, with such voting powers, preferences or other rights as the board of directors may determine from time to time without further stockholder approval.  The text of the form of the amendment to our Certificate of Incorporation to authorize a class of preferred stock, along with the other amendment to increase the authorized number of common shares is set forth above in Proposal No. 1.

The primary objective of our board of directors in establishing a class of “blank check” preferred stock is to provide maximum flexibility with respect to future financing transactions.  “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions.  In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies.  Such senior securities typically include liquidation and dividend preferences, voting rights, conversion privileges and other rights not found in common stock.  As a requirement of the former holders of our debt incurred in connection with the acquisition of our MediaDefender, Inc. subsidiary, we were required to eliminate the Company’s authority to issue Preferred Stock.  Accordingly, we presently lack the authority to issue preferred stock and, as a result, are limited to issuing common stock or debt securities to raise capital.  By authorizing a class of “blank check” preferred stock, we would increase our flexibility in structuring transactions.

When our Certificate of Incorporation is amended to authorize the issuance of “blank check” preferred stock, our board of directors would have discretion to establish series of preferred stock and the rights and privileges of each series so established and the holders of our common stock would have no input or right to approve the terms of any such series.

Our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the authorization of a class of preferred stock, if, at any time prior to filing the Proposals to our Certificate of Incorporation with the Secretary of State of the State of Delaware, our board of directors, in its sole discretion, determines that the authorization of a class of preferred stock is no longer in the best interests of the Company and our stockholders.

Effects of the Authorization of a Class of Preferred Stock

The issuance of preferred stock, while providing flexibility in connection with possible financings and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our common stock and the voting and other rights of holders of our common stock.

We have no present intention to issue shares of preferred stock.  However, we have significant short-term and long-term capital needs.  Unless we are able to raise additional capital in the near future, we will be unable to satisfy our short-term and long-term liabilities.  If we are unable to generate additional financing through the sale of shares of our common stock or debt securities convertible into shares of our common stock, our board of directors may need to issue shares of preferred stock in connection with such financing.  In such an event, our board of directors would have the authority to issue shares of preferred stock with such liquidation and dividend preferences, voting rights, conversion privileges and other rights as our board of directors deems appropriate without the need for additional stockholder approval.  The issuance of shares of preferred stock in any such financing may adversely affect the rights of the holders of our common stock.  Entities affiliates with certain members of our board of directors and principal stockholders may participate in any such financing.

PROPOSAL NO. 4

APPROVAL AND ADOPTION OF OUR 2009 EQUITY INCENTIVE PLAN

General

Our Board and a majority of our stockholders have approved the adoption of the ARTISTdirect, Inc. 2009 Equity Incentive Plan, which we refer to as our 2009 Equity Incentive Plan.

The following is a summary of the principal features of our 2009 Equity Incentive Plan. The summary below is qualified in its entirety by the terms of the 2009 Equity Incentive Plan, a copy of which, as it is proposed to be approved and adopted, is attached to this Information Statement as Appendix A and is incorporated by reference herein.

Description of the Plan

Purpose of our 2009 Equity Incentive Plan.  The purpose of our 2009 Equity Incentive Plan is to attract and retain our key personnel and to encourage ownership in our company by key personnel whose long-term service is considered essential to our continued progress, thereby linking these employees directly to stockholder interests through increased stock ownership.

Eligible Participants.  Awards under our 2009 Equity Incentive Plan may be granted to any of our employees, directors or consultants or those of our affiliates. An incentive stock option may be granted under our 2009 Equity Incentive Plan only to a person who, at the time of the grant, is an employee of our company or a related corporation.

Number of Shares of Common Stock Available Under our 2009 Equity Incentive Plan.  A total of 10,000,000 new shares of our Common Stock will be reserved for issuance under our 2009 Equity Incentive Plan (subject to a ratable adjustment in the event and to the extent of any split of the Company’s Common Stock including the reverse split discussed in Proposal No. 2).  In determining the appropriate number of shares to be reserved under our 2009 Equity Incentive Plan, our Board considered the total number of shares that are issuable upon the exercise of options issued to our employees under the 2006 Equity Incentive Plan.  336,166 options have been granted and are outstanding pursuant to our 2006 Equity Incentive Plan as of June 15, 2009.

If an award is cancelled, terminates, expires or lapses for any reason without having been fully exercised or vested, or is settled by less than the full number of shares of Common Stock represented by such award actually being issued, the unvested, cancelled or unissued shares of Common Stock generally will be returned to the available pool of shares reserved for issuance under our 2009 Equity Incentive Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the plan administrator has discretion to adjust the number of shares available for issuance under our 2009 Equity Incentive Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number, award type and price limitations included in our 2009 Equity Incentive Plan will also adjust appropriately upon such event.

Administration of the Plan.  Our 2009 Equity Incentive Plan will be administered by the Board or a committee of the Board, which we refer to as the Committee. Our Board has appointed our Compensation Committee as the Committee referred to in our 2009 Equity Incentive Plan. In the case of awards intended to qualify as “performance-based-compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, the Committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator has the authority to, among other things, select the individuals to whom awards will be granted and to determine the type of award to grant; determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise; to provide for a right dividends or dividend equivalents; and to interpret the 2009 Equity Incentive Plan and adopt rules and procedures relating to administration of the 2009 Equity Incentive Plan.

Except to the extent prohibited by any applicable law, the Committee may delegate to one or more individuals the day-to-day administration of our 2009 Equity Incentive Plan.

Award Types

Options.  A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period of time. An option under the 2009 Equity Incentive Plan may be an incentive stock option or a nonstatutory stock option. The exercise price of options granted under our 2009 Equity Incentive Plan must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than ten percent of our Common Stock may not be less than 110 percent of the fair market value of our Common Stock on the date of grant.

Unless the administrator determines to use another method, the fair market value of our Common Stock on the date of grant will be determined as the closing price  for our Common Stock on the date the option is granted (or if no sales are reported that day, the last preceding day on which a sale occurred), using a reporting source selected by the administrator. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment, either through the terms of the option agreement or at the time of exercise of an option; provided that, consideration must have a value of not less than the par value of the shares to be issued and must be actually received before issuing any shares. The 2009 Equity Incentive Plan permits payment in the form of cash, check or wire transfer, other shares of our Common Stock, cashless exercises, any other form of consideration and method of payment permitted by applicable laws, or any combination thereof.

An option granted under our 2009 Equity Incentive Plan generally cannot be exercised until it becomes vested. The administrator establishes the vesting schedule of each option at the time of grant and the option will expire at the times established by the administrator. After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option generally will remain exercisable for 12 months following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed ten years, except that with respect to any participant who owns ten percent or more of the voting power of all classes of our outstanding capital stock, the term for any incentive stock options granted to such ten percent holder must not exceed five years.

Stock Awards.  Stock awards are awards or issuances of shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of common stock, payable in cash, property or other shares of stock. The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including, without limitation, performance criteria and level of achievement versus the criteria that the administrator determines. The criteria may be based on financial performance, personal performance evaluations and completion of service by the participant, or other factors determined by the administrator. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the awardee’s service with us for any reason, including death or disability. In the case of stock awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the administrator must be must be qualifying performance criteria. Qualifying performance criteria may include any of the following, individually or in combination:

•	cash flow

•	operating income or net operating income

•	earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings)

•	operating profit or net operating profit

•	earnings per share

•	operating margin

•	growth in earnings or earnings per share

•	return on operating revenue

•	stock price

•	market share

•	return on equity or average stockholders’ equity

•	contract awards or backlog

•	total stockholder return

•	overhead or other expense reduction

•	return on capital

•	growth in stockholder value relative to the moving average of the S&P 500 Index or other peer group index

•	return on assets or net assets

•	credit rating

•	return on investment

•	strategic plan development and implementation

•	revenue

•	improvements in workforce diversity

•	income or net income

•	EBITDA

Qualifying performance criteria may be applied either to our company as a whole or to a business unit, affiliate or business segment, individually or in any combination. Qualifying performance criteria may be measured either annually or cumulatively over a period of years, and may be measured on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in writing in the award.

Stock Appreciation Rights.  A stock appreciation right is the right to receive the appreciation in the fair market value of our Common Stock in an amount equal to the difference between (a) the exercise price and (b) the fair market value of a share of our Common Stock on the date of exercise. This amount will be paid, as determined by the administrator, in shares of our Common Stock with equivalent value, cash, or a combination of both. The exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. Subject to these limitations, the administrator determines the exercise price, term, vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights terminate under the same rules that apply to stock options.

Transferability of Awards.  Unless the administrator determines otherwise, our 2009 Equity Incentive Plan does not allow for the transfer of awards other than by beneficiary designation, will or by the laws of descent or distribution and only the participant may exercise an award during his or her lifetime.

Preemptive Rights.  The 2009 Equity Incentive Plan provides that no shares will be issued thereunder in violation of any preemptive rights held by any of our stockholders.

Adjustments upon Merger or Change in Control.  Our 2009 Equity Incentive Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, and certain other events, our board or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award, accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards or provide for the cancellation of awards in exchange for a cash payment to the participant; or provide for the cancellation of awards that have not been exercised or redeemed as of the relevant event.

Certain Federal Income Tax Information

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under our 2009 Equity Incentive Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.

Incentive Stock Options.  For federal income tax purposes, an optionee does not recognize taxable income when an incentive stock option is granted or upon its exercise. When an incentive stock option is exercised, however, the difference between the option exercise price and the fair market value of the shares on the exercise date is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the optionee’s regular tax for the year.

An optionee who disposes of shares acquired by exercise of an incentive stock option more than two years after the option is granted and one year after its exercise recognizes a long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not met and the sale price exceeds the exercise price, the optionee generally will recognize ordinary income as of the exercise date equal to the difference between the exercise price and the lower of the sale price of the shares or their fair market value on the exercise date. Any gain or loss recognized on such premature sale of the shares in excess of the amount of ordinary income is characterized as capital gain or loss. If the holding periods are not met and the sale price is less than the exercise price, the option will recognize a capital loss equal to the difference between the exercise price and the sale price.

Nonstatutory Stock Options.  A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise.

Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the company is subject to tax withholding by us.

Stock Awards.  A participant who receives a stock award that is not subject to a “substantial risk of forfeiture” will recognize ordinary income at the time of grant equal to the difference between the fair market value of the stock on the date of grant less the amount paid for the stock, if any. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited if the participant ceases to provide services to us. A participant who receives a stock award that is subject to a “substantial risk of forfeiture” will not recognize ordinary income at the time of grant, but will recognize ordinary income on the date or dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture less the amount paid for the stock, if any.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the stock on the date of grant  which is exercisable only for stock is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares or cash received. If the participant receives shares upon exercise, any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Tax Effect for ARTISTdirect.  Unless limited by Section 162(m) or Section 280G of the Code, we generally will be entitled to a tax deduction in connection with an award under our 2009 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option).

Section 162(m) Limits.  Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. Our 2009 Equity Incentive Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. The maximum amount payable pursuant to that portion of a cash award granted under our 2009 Equity Incentive Plan for any fiscal year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed $1,000,000.

Section 409A.  Section 409A of the Code makes compensation that is deferred under a nonqualified deferred compensation arrangement taxable generally on the date of grant (or when vested, if later) and subject to additional taxes and interest, unless certain requirements are met. These requirements may apply to some types of awards available under the 2009 Equity Incentive Plan. In addition, certain actions may subject an award to which these requirements do not otherwise apply to Code Section 409A.

The 2009 Equity Incentive Plan provides that it and awards granted thereunder are intended to comply with the requirements of Section 409A of the Code, and are to be interpreted in a manner consistent with that intention.

Section 280G Limits.  Section 280G of the Code limits the amount of certain compensation payable upon a change in control of the Company, so-called “parachute payments.” If stock options or other awards vest upon a change in control, or if other payments contingent upon such a change in control are made, the vesting or payment may in whole or in part result in a nondeductible parachute payment. In addition, the recipient of the parachute payment would be subject to a 20 percent excise tax that we would be required to withhold in addition to federal income tax. The 2009 Equity Incentive Plan provides discretion to the Board to provide for the vesting of awards upon a change in control.

New Plan Benefits

Except in respect of options issued as set forth below, we have no current plans, proposals or arrangements to grant any awards under our 2009 Equity Incentive Plan.  We have granted the following options to certain of our management which will be covered under the 2009 Equity Incentive Plan:

Issuee	Number of Options
Dimitri Villard, Chief Executive Officer	3,920,000
Rene Rousselet, Corporate Controller	560,000
Syd Birenbaum, Chief Operating Officer – Media Defender, Inc.	560,000
Barry Layne, Chief Operating Officer – ARTISTdirect Internet Group, Inc.	560,000
Laura Laytham, Senior Vice President	200,000

Proposals and Termination

The administrator may amend our 2009 Equity Incentive Plan at any time or from time to time or may terminate it, but any such Proposals shall be subject to the approval of the stockholders in the manner and to the extent required by applicable law, rules or regulations. However, no action by the administrator or the stockholders may alter or impair any option or other type of award under our 2009 Equity Incentive Plan, unless mutually agreed otherwise between the holder of the award and the administrator. Our 2009 Equity Incentive Plan will continue in effect for a term of ten years from the later of the date our 2009 Equity Incentive Plan or any amendment to add shares to our 2009 Equity Incentive Plan is approved by stockholders, unless terminated earlier in accordance with the provisions of our 2009 Equity Incentive Plan.

Overview of Executive Compensation Program

The Compensation Committee of our board of directors has responsibility for establishing, implementing and monitoring our executive compensation program philosophy and practices. The Compensation Committee seeks to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to our other officers.

Throughout this Information Statement, the individuals included in the Summary Compensation Table are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The components of our executive compensation consist of salary, annual cash bonuses awarded based on the Compensation Committee’s subjective assessment of each individual executive’s job performance during the past year, stock option grants to provide executives with longer-term incentives, and occasional special compensation awards (either cash or stock options) to reward extraordinary efforts or results.

The Compensation Committee believes that an effective executive compensation program should provide base annual compensation that is reasonable in relation to individual executive’s job responsibilities and reward the achievement of both annual and long-term strategic goals of our Company. The Compensation Committee uses annual and other periodic cash bonuses to reward an officer’s achievement of specific goals and employee stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to maintain our company’s ability to attract and retain excellent employees in key positions and to assure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of comparable companies. To that end, the Compensation Committee believes executive compensation packages provided by us to our named executive officers should include both cash compensation and stock options.

Because of the size of our Company, the small number of executive officers in our Company, and our company’s financial priorities, the Compensation Committee has decided not to implement or offer any pension benefits, deferred compensation plans, or other similar plans for our named executive officers.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all of our officers. Decisions regarding the non-equity compensation of our other officers are made by our Chief Executive Officer.

The Compensation Committee and the Chief Executive Officer annually review the performance of each named executive officer (other than the Chief Executive Officer, whose performance is reviewed only by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual cash and incentive-based cash and non-cash executive compensation to seek to motivate our named executives to achieve the business goals set by the Company, to reward the executives for achieving such goals, and to retain the executives. In doing so, the Compensation Committee historically has not employed outside compensation consultants. The Compensation Committee utilizes data to set compensation for our executive officers at levels targeted at or around a range of compensation amounts provided to executives at comparable companies considering, for each individual, their individual experience level related to their position with us. There is no pre-established policy or target for the allocation between either cash and non-cash incentive compensation.

2008 Executive Compensation Components

For 2008, the principal components of compensation for the named executive officers were:

•                                          base salary;

•                                          annual bonuses; and

•                                          equity incentive compensation.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the year. Base salary ranges for the named executive officers are determined for each named executive officer based on his position and responsibility.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•                                          the negotiated terms of each executive employment agreement;

•                                          internal review of the executive’s compensation, both individually and relative to other named executive officers; and

•                                          individual performance of the executive.

Salary levels are typically considered annually as part of the company’s performance review process, as well as upon a change in job responsibility. Merit-based increases to salaries are based on the Compensation Committee’s assessment of the individual’s performance.

Annual and Special Bonuses

The Compensation Committee has not established an incentive compensation program with fixed performance targets. Because we do not generate significant profits, the Compensation Committee bases its discretionary compensation awards on the achievement of milestones, and effective fund-raising efforts, and effective management of personnel and capital resources, among other criteria.

Equity Incentive Compensation

As indicated above, the Compensation Committee also aims to encourage the company’s executive officers to focus on long-term company performance by allocating to them stock options that vest over a period of several years. There were no equity grants in 2008.  All of these other stock options had an exercise price equal to the closing market price on the date of grant, and also vest monthly over three years, provided that such executives remain in our employ through such monthly vesting periods.

Retirement Plans, Perquisites and Other Personal Benefits

We have adopted a tax-qualified employee savings and retirement plan, the 401(k) Plan, for eligible United States employees, including our named executive officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) Plan in an amount determined by our board of directors. Matching and profit sharing contributions, if any, are subject to a vesting schedule; all other contributions are at all times fully vested. We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

Ownership Guidelines

The Compensation Committee has no requirement that each named executive officer maintain a minimum ownership interest in our company.

Our long-term incentive compensation consists solely of periodic grants of stock options to our named executive officers. The stock option program:

•                                          links the creation of stockholder value with executive compensation;

•                                          provides increased equity ownership by executives;

•                                          functions as a retention tool, because of the vesting features included in all options granted by the Compensation Committee; and

•                                          maintains competitive levels of total compensation.

We normally grant stock options to new executive officers when they join our company based upon their position with us and their relevant prior experience. The options granted by the Compensation Committee generally vest annually over the first three years of the ten-year option term. Vesting and exercise rights cease upon termination of employment (or, in the case of exercise rights, 90 days thereafter), except in the case of death (subject to a one-year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. In addition to the initial option grants, our Compensation Committee may grant additional options to retain our executives and reward, or provide incentive for, the achievement of corporate goals and strong individual performance. Options are granted based on a combination of individual contributions to our company and on general corporate achievements, which may include the attainment of product development milestones and attaining other annual corporate goals and objectives. On an annual basis, the Compensation Committee assesses the appropriate individual and corporate goals for our new executives and provides additional option grants based upon the achievement by the new executives of both individual and corporate goals. We expect that we will continue to provide new employees with initial option grants in the future to provide long-term compensation incentives and will continue to rely on performance-based and retention grants to provide additional incentives for current employees. Additionally, in the future, the Compensation Committee may consider awarding additional or alternative forms of equity incentives, such as grants of restricted stock, restricted stock units and other performance-based awards.

It is our policy to award stock options at an exercise price equal to closing price of our common stock on the date of the grant. In certain limited circumstances, the Compensation Committee may grant options to an executive at an exercise price in excess of the closing price of the common stock on the grant date. The Compensation Committee has never granted options with an exercise price that is less than the closing price of our common stock on the grant date, nor has it granted options which are priced on a date other than the grant date. For purposes of determining the exercise price of stock options, the grant date is deemed to be the first day of employment for newly hired employees, or the date on which the Compensation Committee or the Chief Executive Officer, as applicable, approves the stock option grant to existing employees.

We have no program, practice or plan to grant stock options to our executive officers, including new executive officers, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation to our executive officers, and we have no plan to do so. We have no policy regarding the adjustment or recovery of stock option awards in connection with the restatement of our financial statements, as our stock option awards have not been tied to the achievement of specific financial goals.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

Accounting for Share-Based Compensation

Beginning on January 1, 2006, we began accounting for share-based compensation in accordance with the requirements of FASB Statement 123(R), Share-Based Payment. This accounting treatment has not significantly affected our compensation decisions. The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of the company’s compensation policy.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no “interlocks,” as defined by the SEC, with respect to any member of the Compensation Committee.

Executive Compensation

The following table sets forth information concerning the compensation earned by our Chief Executive Officer, our other most highly compensated executive officers (who served during fiscal years ended December 31, 2008 and 2007, and whose total compensation during fiscal years ended December 31, 2008 and 2007 exceeded $100,000) (collectively, the “Named Executive Officers”).  We have also included two additional individuals who serve as executive officers of MediaDefender, our wholly owned subsidiary.

Summary Compensation Table

						Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Nonqualified Deferred ($)	All Other ($)	Total ($)
Dimitri Villard	2008	281,080							281,090
Interim Chief Executive Officer
Jonathan V. Diamond	2008	58,333						405,446(3)	463,779
Former Chief Executive Officer	2007	350,000						9,600(1)	359,600
Rene Rousselet	2008	150,000	20,000(2)						170,000
Corporate Controller	2007	136,667	19,000(2)		59,500(4)				215,167
Randy Saaf - MediaDefender	2008	350,000						9,600(1)	359,600
Chief Executive Officer	2007	350,000						9,600(1)	359,600
Octavio Herrera	2008	350,000						9,600(1)	359,600
President, MediaDefender	2007	350,000						9,600(1)	359,600

(1)           Auto allowance.

(2)           Discretionary bonus.

(3)           Severance of $350,000, vacation payout of $53,846 and $1,600 auto allowance.

(4)           50,000 options granted with a Black-Scholes value of $1.19.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information relating to unexercised and outstanding options for each named executive officer as of December 31, 2008. No other equity awards otherwise reportable in this table have been granted to any of our named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jonathan V. Diamond	1,304,659	—	$1.62	02/05/11
Chief Executive Officer

Rene Rousselet	50,000	—	1.50	02/02/12
Senior Finance Officer

Randy Saaf	195,238	4,762	3.00	07/28/12
Chief Executive Officer, MediaDefender(1)

Octavio Herrera	195,238	4,762	3.00	07/28/12
President, MediaDefender(1)

(1)                                  The Options vested over a three and one-half (3.5) year period on a quarterly basis for each named executive officer.

Employment Agreements

As of March 6, 2008, the Company entered into an Amended and Restated Services Agreement (the “Services Agreement”) with Jon Diamond under which his employment as Chief Executive Officer was ended and he was elected as the Company’s Chairman of the Board of Directors.  Under the Services Agreement, the Company agreed to (a) pay a severance payment of $350,000 payable in semi-monthly installments over a period of six months, (b) accelerate the vesting of  the Time Vesting Options under his previous employment agreement, (c) accelerate the vesting of options granted in 2004 to purchase 259,659 shares, (d) extend to February 5, 2011 the period for exercising the Time Vesting Options and to March 29, 2011 for the 2004 Options, and (e) pay 40 days of accrued vacation time.

Effective February 1, 2009, Dimitri Villard, pursuant to a three year employment agreement, the Chairman of the Board of Directors, was appointed to serve as the Company’s Chief Executive Officer. Prior to that date, Mr. Villard was the Company’s interim Chief Executive Officer.  Mr. Villard will receive base compensation equal to $25,000 per month subject to increases as determined by the Board of Directors, in its sole discretion.  Mr. Villard was granted options to purchase 3,920,000 shares of the Company’s stock at $0.03 per share vesting monthly over 36 months and will receive a bonus equal to 33% of the amount by which the Company’s EBITDA exceeds a certain threshold amount as determined by the Company’s Compensation Committee for such fiscal year.

Effective March 6, 2008, the Company and Rene Rousselet entered into an Employment Agreement pursuant to which Mr. Rousselet was employed to continue as the Company’s Corporate Controller and Principal Accounting Officer.  The employment is on an “at will basis.”  Effective February 1, 2009, Mr. Rousselet will receive a salary of $14,583 per month subject to increases and a bonus as determined by the Board of Directors, in its sole discretion.

Mr. Rousselet was granted options to purchase 560,000 shares of the Common Stock of the Company at $0.03 per share vesting monthly over 36 months commencing February 1, 2009.  If Mr. Rousselet’s employment is terminated without cause, Mr. Rousselet will receive his salary and vesting of options for an additional period of three months from the date of termination.

In accordance with the MediaDefender transaction, the Company acknowledged the terms of Employment Agreements entered into on July 28, 2005 by MediaDefender with each of Randy Saaf, who serves as Chief Executive Officer of MediaDefender, and Octavio Herrera, who serves as President of MediaDefender.  Mr. Saaf and Mr. Herrera will each earn a base salary of no less than $350,000 per annum during the initial term of the agreements, which continued until December 31, 2008.  In addition, the Company granted stock options to purchase 200,000 shares of common stock to each of Mr. Saaf and Mr. Herrera, exercisable for a period of five years at $3.00 per share.  On December 23, 2008, the Company entered into agreements with Mr. Saaf and Mr. Herrera to amend their employment agreement such that commencing January 1, 2009, either Executive or the Company may terminate this Agreement upon five days written notice.  Upon the effective date of termination, with respect to the period commencing January 1, 2009 through such effective date, Executive shall be entitled to receive their base compensation, vacation pay and reimbursement of expenses related to their ongoing employment with the Company. Notwithstanding anything to the contrary in the Employment Agreement or in the Stock Option Agreement between Executive and ARTISTdirect, Inc., Executive shall have a period of sixty days from the effective date of termination to exercise all vested stock options issued to Executive.  Effective February 15, 2009, MediaDefender terminated the employment of Messrs. Saaf and Herrera.

Future payments under employment agreements are as follows:

Years Ending December 31,	(in thousands)

2009	$275
2010	300
2011	300
2012	25
$900

Consulting Agreements

Effective August 31, 2007, Robert N. Weingarten, the Chief Financial Officer and Secretary of the Company resigned from all positions he held with the Company.  As a result of this resignation, the Company and Mr. Weingarten entered into a twelve month consulting agreement under which he was paid $16,250 per month.

In addition, the Company and Mr. Weingarten entered into an Omnibus Stock Option Amendment Agreement which extended the exercise date for 120,000 stock options granted to him in 2004 until March 29, 2011, altered the terms of his time vesting options to acquire 275,000 shares to accelerate their vesting to August 31, 2007 and extend their exercise date to August 5, 2010.   In addition, Mr. Weingarten is able to exercise the time vesting options and the performance vesting options, if vested, until August 5, 2010, provided he does not breach his Consulting Agreement.

Option Plans

We currently maintain our 2006 Equity Incentive Plan, our 1999 Employee Stock Option Plan, our 1999 Artist Plan, our 1999 Artist and Artist Advisor Plan and our 2004 Consultant Plan (collectively, the “Current Option Plans”). At March 24, 2008, an aggregate of 1,223,941 stock options were outstanding under the Current Option Plans. There are an additional 1,709,659 stock options outstanding at March 24, 2008 that were issued by us outside of the Current Option Plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 24, 2009 regarding compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance. Information is included for both equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category Teri to revise data	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	302,370	$7.50	142,110
Equity compensation plans not approved by stockholders	3,404,287	$1.92	2,973,762
Total	3,706,657	$2.54	3,115,872

1999 Employee Stock Option Plan

The 1999 Employee Stock Option Plan became effective on October 6, 1999 in connection with our conversion from ARTISTdirect, LLC into ARTISTdirect, Inc. All options to purchase membership units in the limited liability company which were outstanding at the time of such conversion were assumed by the corporation and converted into options for shares of our Common Stock. The number of shares subject to each assumed and converted option was equal to the number of membership units in the limited liability company which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per unit exercise price in effect under the option at the time of conversion.

Except for the conversion of the securities subject to the option into shares of our Common Stock, each option will continue to be governed by the terms of the agreement evidencing that option at the time of our conversion into a corporation.

The 1999 Employee Stock Option Plan is a non-stockholder approved plan under which options may be granted to employees, non-employee members of our Board, and consultants and other independent advisors in our employ or service. The number of shares of Common Stock issuable over the term of the 1999 Employee Stock Option Plan was initially 650,000 shares and automatically increases each year by two percent of the total number of shares of our Common Stock outstanding on the last trading day in December in the immediately preceding calendar year, provided that no annual increase shall exceed 87,500.

All option grants under the 1999 Employee Stock Option Plan will have an exercise price per share equal to the fair market value per share of our Common Stock on the grant date, subject to certain adjustments for stock splits, recapitalizations and similar transactions. Each option will vest in installments over the optionee’s period of service with us. The options will vest on an accelerated basis in the event we are acquired and those options are not assumed or replaced by the acquiring entity. The options that were granted while we were a limited liability company, however, will terminate in the event we are acquired and those options are not assumed by the acquiring entity (unless their vesting is accelerated by our Compensation Committee). Each option will have a maximum term (not to exceed ten years) set by the plan administrator at the time of grant, subject to earlier termination following the optionee’s cessation of employment. All options are non-statutory options under the Federal tax law, unless they are incentive stock options granted to employees.

1999 Artist Plan

The 1999 Artist Plan became effective on October 6, 1999 in connection with our conversion from ARTISTdirect, LLC into ARTISTdirect, Inc. All options to purchase membership units in the limited liability company which were outstanding at the time of such conversion were assumed by the corporation and converted into options for shares of our Common Stock. The number of shares subject to each assumed and converted option was equal to the number of membership units in the limited liability company which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per unit exercise price in effect under the option at the time of conversion. Except for the conversion of the securities subject to the option into shares of our Common Stock, each option will continue to be governed by the terms of the agreement evidencing that option at the time of our conversion into a corporation.

The 1999 Artist Plan is a non-stockholder approved plan under which options were granted to performing artists who provided products and services through the ARTISTchannel Web sites we operate and maintain for them pursuant to ARTISTchannel agreements. The number of shares of Common Stock issuable over the term of the 1999 Artist Plan was initially 400,000 shares and automatically increases each year by two percent of the total number of shares of our Common Stock outstanding on the last trading day in December in the immediately preceding calendar year, provided that no annual increase shall exceed 87,500.

All option grants under the 1999 Artist Plan have an exercise price per share equal to the fair market value per share of our Common Stock on the grant date. Each option vests in installments over the period the optionee’s ARTISTchannel agreement remains in effect. The options will vest on an accelerated basis in the event ARTISTdirect is acquired and those options are not assumed or replaced by the acquiring entity. Each option has a maximum term (not to exceed ten years) set by the plan administrator (our Compensation Committee) at the time of grant, subject to earlier termination following the termination of the optionee’s ARTISTchannel agreement. All options are non-statutory options under the Federal tax law.

1999 Artist and Artist Advisor Plan

The 1999 Artist and Artist Advisor Plan became effective on October 6, 1999 in connection with our conversion from ARTISTdirect, LLC into ARTISTdirect, Inc. All options to purchase membership units in the limited liability company which were outstanding at the time of such conversion were assumed by the corporation and converted into options for shares of our Common Stock. The number of shares subject to each assumed and converted option was equal to the number of membership units in the limited liability company which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per unit exercise price in effect under the option at the time of conversion. Except for the conversion of the securities subject to the option into shares of our Common Stock, each option will continue to be governed by the terms of the agreement evidencing that option at the time of our conversion into a corporation.

The 1999 Artist and Artist Advisor Plan is a non-stockholder approved plan under which options were granted to performing artists and their attorneys, business managers, agents and other advisors who provided services to us. The number of shares of Common Stock issuable over the term of the 1999 Artist and Artist Advisor Stock Option Plan was initially 185,000 shares and increased by 37,500 shares on January 1, 2001 and 2002, respectively to a total of 260,000 as of December 31, 2002 (subject to adjustment for certain changes in our capital structure). The share reserve will automatically increase on the first trading day in January each calendar year by an amount equal to one percent of the total number of shares of our Common Stock outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 37,500 shares.

All option grants under the 1999 Artist and Artist Advisor Stock Option Plan have an exercise price per share equal to the fair market value per share of our Common Stock on the grant date. Each option vests in installments over the optionee’s period of service with us.

The options will vest on an accelerated basis in the event we are acquired and those options are not assumed or replaced by the acquiring entity. Each option has a maximum term (not to exceed ten years) set by the plan administrator at the time of grant, subject to earlier termination following the termination of the optionee’s service for cause. All options are non-statutory options under the Federal tax law.

Share issuances under the 1999 Employee Stock Option Plan, the 1999 Artist Plan and the 1999 Artist and Artist Advisor Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1999 Employee Stock Purchase Plan, and share issuances under 1999 Employee Stock Purchase Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1999 Employee Stock Option Plan, the 1999 Artist Plan and the 1999 Artist and Artist Advisor Plan.

2004 Consultant Stock Plan

Effective September 29, 2004, the Board adopted the 2004 Consultant Stock Plan in order for us to be able to compensate consultants, at our option, who provide bona fide services to us not in connection with capital raising or promotion of our securities. The 2004 Consultant Stock Plan will expire on September 29, 2014, and provides for the issuance of up to 500,000 shares of Common Stock to consultants at fair market value. The 2004 Consultant Stock Plan is a non-stockholder approved plan.

2006 Equity Incentive Plan

The ARTISTdirect, Inc. 2006 Equity Incentive Plan, referred to as the 2006 Equity Plan, became effective on June 19, 2006, the effective date of stockholder approval of such plan. The Board of Directors of ARTISTdirect, Inc., a Delaware corporation (the “Registrant”), had approved the 2006 Equity Plan in April 2006. The Registrant’s stockholders approved the 2006 Equity Plan at the Annual Meeting of Stockholders held June 19, 2006.

A total of 1,500,000 new shares of the Registrant’s common stock have initially been reserved for issuance under the 2006 Equity Plan.

Awards under the 2006 Equity Plan may be granted to any of the Registrant’s employees, directors, officers, consultants or those of the Registrant’s affiliates. Awards may consist of stock options (both incentive stock options and non-statutory stock options), stock awards, stock appreciation rights and cash awards. An incentive stock option may be granted under the 2006 Equity Plan only to a person who, at the time of the grant, is an employee of the Registrant or a parent or subsidiary of the Registrant.

The 2006 Equity Plan will be administered by the Registrant’s Compensation Committee, which the Board of Directors appointed to be the “Administrator” of the plan, with full power to authorize the issuance of shares of the Registrant’s common stock and to grant options or rights to purchase shares of the Registrant’s common stock. The Administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The Compensation Committee may delegate the day-to-day administration of the 2006 Equity Plan to one or more individuals.

The 2006 Equity Plan provides that in the event of a merger of the Registrant with or into another corporation or of a “change in control” of the Registrant, including the sale of all or substantially all of the Registrant’s assets, and certain other events, the Board of Directors or the Compensation Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award, accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards or provide for the cancellation of awards in exchange for a cash payment to the participant.

The 2006 Equity Plan will terminate on June 19, 2016, unless terminated earlier by the Board of Directors or the Compensation Committee. No awards may be made after the termination date; however, unless otherwise expressly provided in an applicable award agreement, any award granted under the plan prior to the expiration may extend beyond the end of such period through the award’s normal expiration date.  If approved by our stockholders all future awards will be granted under the 2009 Equity Incentive Plan.

The Board of Directors or the Compensation Committee may generally amend or terminate the 2006 Equity Plan as determined to be advisable. The Internal Revenue Code or the rules of the Securities and Exchange Commission may also require the Registrant’s stockholders to approve certain amendments. The Board of Directors or the Compensation Committee may amend the 2006 Equity Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the plan or any award agreement.

Non-Plan; Non-Stockholder Approved Stock Option Grants

Effective May 31, 2001, we issued to Frederick W. (Ted) Field, our then Chairman and former Chief Executive Officer, a non-qualified stock option to purchase 302,370 shares of common stock exercisable at $7.50 per share through May 30, 2008.  The option vested over a period of five years from June 29, 2001, and was fully vested in 2009.  The fair value of the stock option, determined pursuant to the Black-Scholes option-pricing model, was $2,006,000.  The five-year vesting period ended in 2006 and no amounts have been charged since 2006.

Effective September 29, 2003, we issued to Jonathan V. Diamond, our Chief Executive Officer, a non-plan, non-qualified stock option to purchase 259,659 shares of common stock exercisable through August 15, 2010 at $0.85 per share, which was the approximate fair market value of the common stock on the date of grant.  The option vested over a period of three years from the date of grant, and was fully vested in 2009.  The fair value of the stock option, determined pursuant to the Black-Scholes option-pricing model, was $221,000, as the three year vesting period ended in 2006, no amount was charged off since 2006.

Effective March 29, 2004, we issued to Robert N. Weingarten, our Chief Financial Officer, a non-plan, non-qualified stock option to purchase 120,000 shares at $0.50 per share, which was not less than the fair market value on the date of grant, exercisable through March 29, 2011.  The option vests and becomes exercisable in a series of thirty-six successive equal monthly installments from March 29, 2004 through March 29, 2007.  The fair value of the stock option, determined pursuant to the Black-Scholes option-pricing model, was $42,000, of which $4,000 was charged to operations in 2007 and no amounts were charged off in 2008.

On July 28, 2005, we issued Jonathan Diamond, our President and Chief Executive Officer, a non-plan, non-qualified stock option to purchase 2,753,098 shares of Common Stock exercisable at $1.55 per share, which was the approximate fair market value of the Common Stock on the date of grant, through August 25, 2010. Approximately 38 percent of such stock options vests at the rate of 1/3rd per year over a three-year period and the remaining approximately 62 percent vests upon the achievement of certain financial milestones by ARTISTdirect. The fair value of the time-vested options, calculated pursuant to the Black-Scholes option-pricing model, was determined to be $2,936,450, of which $570,976 was recorded as stock-based compensation in 2008 and $979,000 was recorded as stock-based compensation cost in 2007.

On July 28, 2005, we issued Robert Weingarten, our Chief Financial Officer, a non-plan, non-qualified stock option to purchase 550,000 shares of Common Stock exercisable at $1.55 per share, which was not less than the fair market value on the date of grant, through August 25, 2010. One half of such stock option vests at the rate of 1/3 per year over a three-year period and one half will vest upon the achievement of certain financial milestones by ARTISTdirect.  The fair value of the time-vested options, calculated pursuant to the Black-Scholes option-pricing model, was determined to be $772,750, of which $386,000 (due to acceleration) was recorded as stock-based compensation cost in 2007.

The above-referenced stock option grants were issued without registration in reliance upon the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended, based on certain representations made to us by the recipients.

STOCKHOLDINGS OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of June 15, 2009, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of our directors, the Executive Officers, beneficial owners known by the Company of more than five percent of the outstanding shares of our Common Stock and by our directors and executive officers as a group. Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and do not necessarily indicate ownership for any other purpose, and generally includes voting or investment power with respect to the shares and shares which such person has the right to acquire within 60 days of June 15, 2009.

Beneficial Owner(1)	Title of Class of Stock	Amount and Nature of Beneficial Ownership(2)	Percent of Class**
5% Stockholders:

DKR Capital Partners, L.P. 1281 East Main Street Stamford, CT 06902	Common	8,845,803(3)	15.8
Trilogy Capital Partners, Inc. c/o Robert Rein, Esq. 10866 Wilshire Boulevard, Suite 400 Los Angeles, CA 90024	Common	8,376,627(4)	14.9
JMB Capital Partners, L.P. 1999 Avenue of the Stars, Suite 2040 Los Angeles, California 90067	Common	7,826,304(3)	14.0
Longview Fund LP. 60 Montgomery Street, 44th Floor San Francisco, CA 94111	Common	3,687,651(5)	6.6
Octavio Herrera 2461 Santa Monica Blvd., Suite d-520 Santa Monica, CA 90404	Common	3,164,205(6)	5.6
Randy Saaf 2461 Santa Monica Blvd., Suite d-520 Santa Monica, CA 90404	Common	3,164,205(6)	5.6

Current Executive Officers, and Directors:
Dimitri Villard	Common	8,686,210(7)	15.3
Frederick W. Field	Common	6,991,360(8)	11.1
Fred Davis	Common	41,409(9)	*
Rene Rousselet	Common	122,067(9)	*
All current directors, and executive officers as a group (4 Persons)	Common	15,841,044	25.0

*              Indicates less than 1.0%

**           Based on 56,087,216 shares of Common Stock outstanding as of June 15, 2009.

(1)           Unless otherwise indicated, the address for each of the individuals listed in the table is c/o ARTISTdirect, Inc., 1601 Cloverfield Boulevard, Suite 400 South, Santa Monica, California, 90404-4082.

(2)           Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(3)           Based on Schedule 13G/A filed on February 12, 2009.

(4)           Based on Schedule 13D/A filed on February 17, 2009.

(5)           Based on Schedule 13G filed on February 17, 2009.

(6)           Based on Schedule 13D/A filed on February 17, 2009.

(7)           Includes options to purchase 527,357 shares that have fully vested as of June 15, 2009.

(8)           Consists of options that have fully vested as of June 15, 2009 and 6,666,666 shares issuable upon conversion of a promissory note.

(9)           Consists of options that have fully vested as of June 15, 2009.

PROPOSALS BY SECURITY HOLDERS

As of the date of this Information Statement, no proposals have been received by the Company.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters.  Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov.  Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and a copy of our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, including the financial statements, as filed with the SEC. You are encouraged to review the Annual Report, the Quarterly Report and any subsequent information we filed or will file with the SEC and other publicly available information.

July 9, 2009	By Order of the board of directors,

/s/ DIMITRI VILLARD
Dimitri Villard
Chief Executive Officer and Chairman of the Board

Appendix A

ARTISTDIRECT, INC.
2009 EQUITY INCENTIVE PLAN

1.                                      Purpose of the Plan.   The purpose of this Plan is to attract and retain the Company’s key personnel and encourage equity ownership in the Company by the Company’s key personnel whose long-term service is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the Company’s and the stockholders’ interest and share in the Company’s success.

2.                                      Definitions.  As used herein, the following definitions shall apply:

“Administrator” shall mean the Board or any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

“Affiliate” shall mean any entity that is directly or indirectly controlled by or in control of the Company, or any entity in which the Company has a significant ownership interest as determined by the Administrator.

“Applicable Laws” shall mean the requirements relating to the administration of stock plans under federal and state laws; any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system; and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, to the laws of such jurisdiction.

“Award” shall mean, individually or collectively, a grant under the Plan of an Option, Stock Award, or SAR.

“Awardee” shall mean a Service Provider who has been granted an Award under the Plan.

“Award Agreement” shall mean an Option Agreement, Stock Award Agreement, or SAR Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“California Qualification Period” shall mean any period during which the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968.

“Change in Control” shall mean any of the following, unless the Administrator provides otherwise:

(i)                                     any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);

(ii)                                  the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly owned subsidiary of the Company);

(iii)                               the acquisition of beneficial ownership of 50% or more of the interest (including power to vote) in the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act);

(iv)                              the dissolution or liquidation of the Company;

(v)                                 a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or

(vi)                              any other event specified by the Board or a Committee at the time an Award is granted or thereafter.

Notwithstanding the foregoing, the term “Change in Control” shall not include any underwritten public offering of Shares registered under the Securities Act of 1933, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” shall mean the common stock of the Company.

“Company” shall mean ARTISTdirect, Inc., a Delaware corporation, or its successor.

“Consultant” shall mean any natural person, other than an Employee, who performs bona fide services for the Company or an Affiliate as a consultant or advisor.

“Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

“Director” shall mean a member of the Board.

“Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

“Employee” shall mean an employee of the Company or any Affiliate, and may include an Officer or Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or an Affiliate; (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates; (iv) any change in the Awardee’s status from an employee to a Consultant or Director; and (v) an employee who, at the request of the Company or an Affiliate, becomes employed by any partnership, joint venture, or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, unless the Administrator determines otherwise, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day for which a sale was reported), as reported in such source as the Administrator shall determine.

“Grant Date” shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

“Participant” shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

“Plan” shall mean this ARTISTdirect, Inc. 2009 Equity Incentive Plan.

“Qualifying Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.

“Related Corporation” shall mean any parent or subsidiary (as those terms are defined in Section 424(e) and (f) of the Code) of the Company.

“Service Provider” shall mean an Employee, Officer, Director, or Consultant.

“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

“Stock Award” shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting, and transferability of which is subject during specified periods to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

“Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR. The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the “SAR Agreement”).

“Stock Unit” shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

“Ten-Percent Stockholder” shall mean on any given date the owner of stock on that date (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

“Termination Date” shall mean the date of a Participant’s Termination of Service, as determined by the Administrator in its sole discretion.

“Termination of Service” shall mean ceasing to be a Service Provider. However, for Incentive Stock Option purposes, Termination of Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Related Corporations.

The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

3.                                      Stock Subject to the Plan.

(a)                                  Aggregate Limits.

(i)                                     The maximum aggregate number of Shares that may be issued under the Plan through Awards is 10,000,000 Shares. Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 10,000,000 Shares. The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 14 of the Plan.

(ii)                                  Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan. Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b)                                 Code Section 162(m) Limit.  Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 5,000,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 5,000,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Code Section 162(m).

4.                                      Administration of the Plan.

(a)                                  Procedure.

(i)                                     Multiple Administrative Bodies.  The Plan shall be administered by the Board or one or more Committees, including such delegates as may be appointed under paragraph (a)(iv) of this Section 4.

(ii)                                  Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)                               Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

(iv)                              Other Administration.  The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act; or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(v)                                 Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by Applicable Law, the Committee may delegate by resolution to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)                                 Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its sole discretion:

(i)                                     to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii)                                  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii)                              to determine the type of Award to be granted to the selected Service Provider;

(iv)                              to approve the forms of Award Agreements for use under the Plan;

(v)                                 to determine the terms and conditions, consistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include the exercise or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi)                             to correct administrative errors;

(vii)                         to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii)                      to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures, and handling of stock certificates that vary with local requirements; and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix)                              to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x)                                 to modify or amend each Award, including the acceleration of vesting, exercisability, or both; provided, however, that any modification or amendment of an Award is subject to Section 15 of the Plan and may not materially impair any outstanding Award unless agreed to by the Participant;

(xi)                              to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.

The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii)                         to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by Service Providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii)                      to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)                      to determine whether Awards will be settled in Shares, cash, or in any combination thereof;

(xv)                         to determine whether to provide for the right to receive dividends or dividend equivalents;

(xvi)                      to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii)                  to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii)               to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination of both, the amount of which is determined by reference to the value of the Award; and

(xix)                       to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)                                  Effect of Administrator’s Decision.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to make such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.                                      Eligibility.  Awards may be granted to Service Providers of the Company or any of its Affiliates.

6.                                      Effective Date and Term of the Plan.  Subject to stockholder approval, the Plan shall become effective upon its adoption by the Board. Options, and SARs may be granted immediately after adoption by the Board; provided, that no Option or SAR may be exercised and no Stock Award may be granted under the Plan until it is approved by the stockholders of the Company, in the manner and to the extent required by Applicable Law, within 12 months after the date of adoption by the Board.

The Plan shall continue in effect for a term of ten years from the date of the Plan’s adoption by the Board unless terminated earlier under Section 15 below.

7.                                      Term of Award.  The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.                                      Options.  The Administrator may grant an Option or provide for the grant of an Option, from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including the achievement of performance goals, and for the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a)                                  Option Agreement.  Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option; (ii) the type of Option; (iii) the exercise price of the Shares and the means of payment for the Shares; (iv) the term of the Option; (v) such terms and conditions on the vesting or exercisability of an Option, or both, as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b)                                 Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)                                     In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, if any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

(ii)                                  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The per Share exercise price may also vary according to a predetermined formula; provided, that the exercise price never falls below 100% of the Fair Market Value per Share on the Grant Date.

(iii)                              Notwithstanding the foregoing, during any California Qualification Period, the per Share exercise price of an Option shall be determined by the Administrator but shall not be less than 100% (or 110% in the case of a person who is a Ten-Percent Stockholder on the date of grant of such Option) of the Fair Market Value of a share of Common Stock on the Grant Date.

(iv)                              Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.

(c)                                  Vesting Period and Exercise Dates.  Options granted under this Plan shall vest, be exercisable, or both, at such times and in such installments during the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time, or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option. Notwithstanding the foregoing, during any California Qualification Period, an Option awarded to anyone other than an Officer, Director, or Consultant of the Company shall vest at a rate of at least 20% per year.

(d)                                 Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. The consideration, determined by the Administrator (or pursuant to authority expressly delegated by the Board, a Committee, or other person), and in the form and amount required by applicable law, shall be actually received before issuing any Shares pursuant to the Plan; which consideration shall have a value, as determined by the Board, not less than the par value of such Shares. Acceptable forms of consideration may include:

(i)                                     cash;

(ii)                                  check or wire transfer;

(iii)                               subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)                              consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator to the extent that this procedure would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended;

(v)                                 cashless exercise, subject to any conditions or limitations established by the Administrator;

(vi)                              such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii)                         any combination of the foregoing methods of payment.

9.                                      Incentive Stock Option Limitations.

(a)                                  Eligibility.  Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

(b)                                 $100,000 Limitation.  Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Nonstatutory Stock Options. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Awardee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. However, because an acceleration provision is not taken into account before its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised before such acceleration. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)                                  Leave of Absence.  For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless the right to reemployment upon expiration of such leave is provided by statute or contract. If the period of leave exceeds three months and the Awardee’s right to reemployment is not provided by statute or contract, the Awardee’s employment with the Company shall be deemed to terminate on the first day immediately following such three-month period, and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three-month period starting on the date the employment relationship is deemed terminated.

(d)                                 Transferability.  The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

(e)                                  Exercise Price.  The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(f)                                    Ten-Percent Stockholder.  If any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the Option term shall not exceed five years measured from the date of grant of such Option.

(g)                                 Other Terms.  Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify the Incentive Stock Options, to the extent determined desirable by the Administrator, under the applicable provisions of Section 422 of the Code.

10.                                Exercise of Option.

(a)                                  Procedure for Exercise; Rights as a Stockholder.

(i)                                     Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

(ii)                                  An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

(iii)                             Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv)                            The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(b)                                 Effect of Termination of Service on Options.

(i)                                     Generally.  Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).

Notwithstanding the foregoing, upon a Participant’s Termination of Service during any California Qualification Period, other than due to death, Disability, or cause, the Participant may exercise his or her Option (A) at any time on or before the date determined by the Administrator, which date shall be at least 30 days after the Participant’s Termination Date (but in no event later than the expiration of the term of such Option); and (B) only to the extent that the Participant was entitled to exercise such Option on the Termination Date. In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant’s Termination Date. Unless otherwise provided by the Administrator, if on the Termination Date the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan. If after the Termination of Service the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will automatically terminate, and the Shares covered by such Option will revert to the Plan.

(ii)                                  Disability of Awardee.  Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Notwithstanding the foregoing, during any California Qualification Period, upon a Participant’s Termination of Service due to his or her Disability the Participant may exercise his or her Option (A) at any time on or before the date determined by the Administrator, which date shall be at least six months after the Termination Date (but in no event later than the expiration date of the term of his or her Option); and (B) only to the extent that the Participant was entitled to exercise such Option on the Termination Date. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s Termination Date. Unless otherwise provided by the Administrator, if at the time of Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will automatically revert to the Plan.

(iii)                               Death of Awardee.  Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated before the Participant’s death in a form acceptable to the Administrator. Notwithstanding the foregoing, during any California Qualification Period, if the Participant dies before his or her Termination of Service, the Participant’s Option may be exercised by the Participant’s designated beneficiary (A) at any time on or before the date determined by the Administrator, which date shall be at least six months after the date of death (but in no event later than the expiration date of the term of his or her Option); and (B) only to the extent that the Participant was entitled to exercise the Option at the date of death. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11.                                 Stock Awards.

(a)                                  Stock Award Agreement.  Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number; (ii) the purchase price, if any, of the Shares and the means of payment for the Shares; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained, or vested, as applicable; (iv) such terms and conditions on the grant, issuance, vesting, or forfeiture of the Shares, as applicable, as may be determined from time to time by the Administrator; (v) restrictions on the transferability of the Stock Award; and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

Notwithstanding the foregoing, during any California Qualification Period, the purchase price for restricted Shares shall be determined by the Administrator, but shall not be less than 85% (or 100% in the case of a person who is a Ten-Percent Stockholder on the date of grant of such restricted stock) of the Fair Market Value of a share of Common Stock on the date of grant of such restricted stock.

(b)                                 Restrictions and Performance Criteria.  The grant, issuance, retention, and vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on, among other things, financial performance, personal performance, or completion of service by the Awardee. Notwithstanding the foregoing, during any California Qualification Period, restricted stock awarded to anyone other than an Officer, Director or Consultant of the Company shall vest at a rate of at least 20% per year.

Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c)                                  Forfeiture.  Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Service, the unvested Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares pursuant to such Stock Award, the Company shall have a right to repurchase the unvested portion of such Shares at the original price paid by the Participant, provided that during any California Qualification Period, the Company must exercise such right to repurchase (i) for either cash or cancellation of purchase money indebtedness for such unvested Shares; and (ii) within 90 days of such Termination of Service.

(d)                                 Rights as a Stockholder.  Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she were an actual stockholder, but shall not be entitled to voting rights or liquidation rights.

12.                                 Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

(a)                                  Number of SARs.  The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

(b)                                 Exercise Price and Other Terms.  The per SAR exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

(c)                                  Exercise of SARs.  SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

(d)                                 SAR Agreement.  Each SAR grant shall be evidenced by a SAR Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(e)                                  Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement. Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

(f)                                    Payment of SAR Amount.  Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the exercise price of the SAR for each SAR that is exercised. This amount shall be paid in cash, Shares of equivalent value, or a combination of both, as the Administrator shall determine.

13.                                 Other Provisions Applicable to Awards.

(a)                                  Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be bound by such terms upon acceptance of such transfer. Notwithstanding the foregoing, during any California Qualification Period, an Award may not be transferred in any manner other than by will, by the laws of descent and distribution, or as permitted by Rule 701 of the Securities Act of 1933, as amended.

(b)                                 Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, Affiliate, Related Corporations, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified in the Award by a Committee established pursuant to Section 4(a)(ii) above:  [(i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria.

(c)                                  Certification.  Before payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee established pursuant to Section 4(a)(ii) above shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)                                 Discretionary Adjustments Pursuant to Section 162(m).  Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, or other benefits granted, issued, retained, or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e)                                  Section 409A.  Notwithstanding anything in the Plan to the contrary, it is the Company’s intent that all Awards granted under this Plan comply with Section 409A of the Code, and each Award shall be interpreted in a manner consistent with that intention.

(f)                                    Financial Information.  During any California Qualification Period, the Company shall at least annually provide financial statements to Participants as required by Section 260.140.46 of the California Code of Regulations.

14.                                 Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)                                  Changes in Capitalization.  Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, and the number and kind of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award; (ii) the price per Share subject to each such outstanding Award; and (iii) the Share limitations set forth in Section 3 of the Plan, may be appropriately and ratably adjusted if any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company through a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, spin-off, dividend in property other than cash, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Administrator shall make such adjustment in its sole discretion, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable before the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten days before such proposed transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse before the proposed transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed transaction.

(c)                                  Change in Control.  If there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee, or board of directors of any surviving entity or acquiring entity may, in its discretion, (i) provide for the assumption, continuation or substitution (including an award to acquire substantially the same type of consideration paid to the stockholders in the transaction in which the Change in Control occurs) of, or adjustment to, all or any part of the Awards; (ii) accelerate the vesting of all or any part of the Options and SARs and terminate any restrictions on all or any part of the Stock Awards or Cash Awards, contingent on the closing of the Change in Control;

(iii) provide for the cancellation of all or any part of the Awards for a cash payment to the Participants; and (iv) provide for the cancellation of all or any part of the Awards as of the closing of the Change in Control; provided, that the Participants are notified that they must exercise or redeem their Awards (including, at the discretion of the Board or Committee, any unvested portion of such Award) at or before the closing of the Change in Control.

15.                                 Amendment and Termination of the Plan.

(a)                                  Amendment and Termination.   The Administrator may amend, alter, or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.

(b)                                 Effect of Amendment or Termination.  No amendment, suspension, or termination of the Plan shall materially impair the rights of any Award, unless agreed otherwise between the Participant and the Administrator. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan before the date of such termination.

(c)                                  Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

16.                                 Designation of Beneficiary.

(a)                                  An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)                                 The Awardee may change such designation of beneficiary at any time by written notice. If an Awardee dies and no beneficiary is validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

17.                                 No Right to Awards or to Service.  No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employment or other service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18.                                 Preemptive Rights.  No Shares will be issued under the Plan in violation of any preemptive rights held by any stockholder of the Company.

19.                                 Legal Compliance.  No Share will be issued pursuant to an Award under the Plan unless the issuance and delivery of such Share, as well as the exercise of such Award, if applicable, will comply with Applicable Laws. Issuance of Shares under the Plan shall be subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding anything in the Plan to the contrary, the Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted in a manner consistent with that intention.

20.                                 Inability to Obtain Authority.   To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.                                 Reservation of Shares.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.                                 Notice.  Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

23.                                 Governing Law; Interpretation of Plan and Awards.

(a)                                  This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b)                                 If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.

(c)                                  The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)                                 The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.

(e)                                  All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. If the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to waive explicitly any right to judicial review.

24.                                 Limitation on Liability.   The Company and any Affiliate or Related Corporation that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee, or any other persons as to:

(a)                                  The Non-Issuance of Shares.   The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)                                 Tax Consequences.   Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

25.                                 Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

26.                                 Cost of Plan.  The costs and expenses of administering the Plan shall be borne by the Company.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan, effective as of August 3, 2009.

ARTISTdirect, Inc.

By:	/s/ Dimitri Villard

Its:	Chief Executive Officer